VARIABLE ANNUITY ELECTRONICS FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 99.6%

PMC - Sierra, Inc.*†

4,833

$

27,548

International Rectifier Corp.*†

1,277

27,455

Intel Corp.

12,260

$

259,667

Skyworks Solutions, Inc.*†

3,592

26,150

Taiwan Semiconductor

Hittite Microwave Corp.*†

655

24,510

Manufacturing Co. Ltd. — SP

ATMI, Inc.*†

849

23,628

ADR

18,537

190,375

Atheros Communications, Inc.*

1,131

23,570

Texas Instruments, Inc.†

5,238

148,078

Diodes, Inc.*†

981

21,543

Applied Materials, Inc.

6,898

134,580

Formfactor, Inc.*†

1,050

20,055

MEMC Electronic Materials,

Cymer, Inc.*†

733

19,087

Inc.*

1,391

98,622

Tessera Technologies, Inc.*†

883

18,366

Analog Devices, Inc.

2,586

76,339

RF Micro Devices, Inc.*

6,844

18,205

ASML Holding NV*†

3,021

74,951

Cavium Networks, Inc.*†

1,012

16,597

Xilinx, Inc.

3,010

71,487

Sigma Designs, Inc.*†

648

14,690

STMicroelectronics NV — SP

SiRF Technology Holdings,

ADR

6,573

70,068

Inc.*†

1,420

________

7,228

Nvidia Corp.*

3,482

68,909

Total Common Stocks

Microchip Technology, Inc.†

2,079

68,046

(Cost $2,112,875)

________

2,710,481

Linear Technology Corp.†

2,165

66,444

Face

Broadcom Corp. — Class A*†

3,442

66,327

Amount

Altera Corp.†

3,417

62,975

REPURCHASE AGREEMENTS

Marvell Technology Group

0.7%

Ltd.*

5,679

61,788

Collateralized by U.S. Treasury

KLA-Tencor Corp.†

1,601

59,397

Obligations

Lam Research Corp.*

1,379

52,705

Micron Technology, Inc.*†

8,782

52,429

Lehman Brothers Holdings, Inc.

LSI Logic Corp.*†

10,302

50,995

issued 03/31/08 at 1.15% due

National Semiconductor Corp.

2,768

50,710

04/01/08

$

19,370

19,370

Intersil Corp. — Class A

1,869

47,977

________

Infineon Technologies AG —

Total Repurchase Agreements

SP ADR*

6,653

46,704

(Cost $19,370)

________

19,370

Advanced Micro Devices,

SECURITIES LENDING COLLATERAL 27.0%

Inc.*†

7,597

44,746

Investment in Securities Lending Short

Rambus, Inc.*†

1,898

44,242

Term

Cypress Semiconductor

Investment Portfolio held

Corp.*†

1,823

43,041

by U.S. Bank

735,996

________

735,996

Amkor Technology, Inc.*†

3,943

42,190

Total Securities Lending Collateral

Teradyne, Inc.*

3,349

41,595

(Cost $735,996)

735,996

Cree, Inc.*†

1,426

39,871

Total Investments 127.3%

Novellus Systems, Inc.*†

1,706

35,911

(Cost $2,868,241)

$

3,465,847

Microsemi Corp.*†

1,487

33,904

________

Silicon Laboratories, Inc.*†

1,067

33,653

Varian Semiconductor

Liabilities in Excess of Other

Equipment Associates, Inc.*†

1,185

33,358

Assets – (27.3)%

$

________

(742,507)

Integrated Device Technology,

Inc.*

3,574

31,916

Net Assets – 100.0%

$

2,723,340

Atmel Corp.*†

8,765

30,502

*

Non-Income Producing Security.

All or a portion of this security is on loan at March 31,

MKS Instruments, Inc.*†

1,416

30,302

†

2008.

Fairchild Semiconductor

ADR – American Depository Receipt

International, Inc.*

2,455

29,264

ON Semiconductor Corp.*†

4,891

27,781

.

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